                                                                    EXHIBIT 99.1

FROM:    OMEGA ENVIRONMENTAL, INC.
         19805 NORTH CREEK PARKWAY
         BOTHELL, WA  98011

         MWW/STRATEGIC COMMUNICATIONS, INC.
         PUBLIC RELATIONS - TEL: (201) 507-9500
         CONTACT:  ROBERT SWADOSH (RSWADOSH@MWW.COM)
                   RICHARD TAUBERMAN (RTAUBERMAN@MWW.COM)

- --------------------------------------------------------------------------------
                                                           FOR IMMEDIATE RELEASE


                           OMEGA ENVIRONMENTAL ANNOUNCEMENT


    BOTHELL, WA September 3, 1997 - Omega Environmental, Inc. (Nasdaq: OMGQE), operating under the protection of Chapter 11 of the United States Bankruptcy Code as a Debtor-in-Possession, announced today that the Nasdaq Stock Market, Inc. has deleted the Company's common stock from the Nasdaq National Market, effective at the close of business September 3, 1997, due to its inability to file its Form 10-K on a timely basis. The failure of the Company's secured lender and accounting firm to reach agreement on conditions to finance the conduct of an audit for the fiscal year-end March 31, 1997 has led to the inability of the Company to file its annual report on Form 10-K for such fiscal year. The Company is not seeking a review of this decision.

    Omega's shares may be quoted in the National Daily Quotation sheets, which are commonly referred to as the "pink sheets." There can be no assurance that the shares will be traded on any market.

    Omega Environmental is a national provided of environmental consulting, remediation, maintenance and distribution services to the fueling facility industry.